        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 30, 2002
                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                               BMC SOFTWARE, INC.
                (Name of registrant as specified in its charter)

                                   ----------

              DELAWARE                                     74-21226120
    (State or other jurisdiction                        (I.R.S. Employer
  of incorporation or organization)                    Identification No.)

                             2101 CITYWEST BOULEVARD
                            HOUSTON, TEXAS 77042-2827
                                 (713) 918-8800
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

              BMC SOFTWARE, INC. 1996 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)

                             ROBERT H. WHILDEN, JR.
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                               BMC SOFTWARE, INC.
                             2101 CITYWEST BOULEVARD
                            HOUSTON, TEXAS 77042-2827
                                 (713) 918-8800
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   ----------

                                   Copies to:

                                 JOHN S. WATSON
                             VINSON & ELKINS L.L.P.
                             1001 FANNIN, SUITE 2300
                            HOUSTON, TEXAS 77002-6760
                                 (713) 758-2222


                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                                PROPOSED           PROPOSED MAXIMUM     AMOUNT OF
     TITLE OF EACH CLASS OF           AMOUNT TO BE          MAXIMUM OFFERING          AGGREGATE        REGISTRATION
   SECURITIES TO BE REGISTERED         REGISTERED          PRICE PER SHARE(1)     OFFERING PRICE(1)        FEE
---------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01
per share(2)......................  3,000,000 shares            $14.185              $42,555,000         $3,915
=====================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low prices reported on the New York Stock Exchange on October 29, 2002.

(2) Each share of common stock includes Rights under our Rights Agreement, which Rights are attached to and trade with our common stock.

Registration Statement No. 333-05869 relates to 1,000,000 shares (as adjusted for stock splits) of our stock and Registration Statement No. 333-54022 relates to 2,000,000 shares of our common stock (collectively, the "Previously Registered Securities"). This Registration Statement registers additional securities for offering pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended, to the total amount of Previously Registered Securities registered on Registration Statements 333-05869 and 333-54022. The Registrant hereby incorporates by reference into this Registration Statement on Form S-8 in its entirety Registration Statement Nos. 333-05869 and 333-54022, including each of the documents filed by the Registrant with the Securities and Exchange Commission and incorporated or deemed to be incorporated by reference therein and including each of the documents filed as Exhibits to such Registration Statements.

ITEM 8.  EXHIBITS.

          5.1    Opinion of Vinson & Elkins L.L.P.
         23.1    Consent of Ernst & Young LLP
         23.2 Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto)
         24.1 Powers of Attorney (included on the signature page to this Registration Statement)

Certain of the financial statements incorporated by reference in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report. Arthur Andersen LLP has not consented to the inclusion of their report in this Registration Statement, and the Company has not obtained their consent to do so in reliance upon Rule 437a of the Securities Act of 1933 (the "Securities Act"). Because Arthur Andersen LLP has not consented to the inclusion of their report in this prospectus, participants in the BMC Software, Inc. 1996 Employee Stock Purchase Plan will not be able to recover against Arthur Andersen LLP under Section 11(a) of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Anderson LLP or any omissions to state a material fact required to be stated therein.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 30th day of October, 2002.

                                              BMC SOFTWARE, INC.



                                              By:  /s/ ROBERT H. WHILDEN, JR.
                                                   --------------------------

                                              Robert H. Whilden, Jr.

                                              Senior Vice President, General
                                              Counsel and Secretary



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert H. Whilden, Jr. and Christopher C. Chaffin, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


           SIGNATURE                                        TITLE                                  DATE
           ---------                                        -----                                  ----
/s/ B. Garland Cupp                  Chairman of the Board                                    October 23, 2002
--------------------------------
    B. Garland Cupp

/s/ Robert E. Beauchamp              President and Chief Executive Officer and Director       October 30, 2002
--------------------------------
    Robert E. Beauchamp
                                                                                              October 30, 2002
/s/ John W. Cox                      Vice President, Chief Financial Officer and Chief
--------------------------------     Accounting Officer
    John W. Cox

                                                                                              October 23, 2002
/s/ Jon E. Barfield                  Director
--------------------------------
    Jon E. Barfield

/s/ John W. Barter                   Director                                                 October 23, 2002
--------------------------------
    John W. Barter

/s/ Meldon K. Gafner                 Director                                                 October 22, 2002
--------------------------------
    Meldon K. Gafner

/s/ L.W. Gray                        Director                                                 October 22, 2002
--------------------------------
    L.W. Gray

/s/ George F. Raymond                Director                                                 October 23, 2002
--------------------------------
    George F. Raymond

/s/ Tom C. Tinsley                   Director                                                 October 28, 2002
--------------------------------
    Tom C. Tinsley

                                INDEX TO EXHIBITS

           5.1    Opinion of Vinson & Elkins L.L.P.
          23.1    Consent of Ernst & Young LLP
          23.2 Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto)
          24.1 Powers of Attorney (included on the signature page to this Registration Statement)